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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 17, 2001

                             INTERWORLD CORPORATION
                             ----------------------
        (Exact Name of Registration business as Specified in Its Charter)



         Delaware                    000-26925                  13-3818716
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(State or other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)



                          395 Hudson Street, 6th Floor,
                             New York, NY 10014-3669
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          (Address, including zip code, of Principal Executive Offices)



                                 (212) 301-2500
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               (Registrant's telephone number including area code)


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Item 5.  Other Events.

Based on preliminary data, all of which is subject to completion of the Company's year end audit, the Company expects its revenues for the fourth quarter ending December 31, 2000 will be in the range of $7.0 million to $8.0 million. The loss per share, excluding amortization of stock-based compensation, is expected to be in the range of $.60 to $.67.

The Company is experiencing continuing effects of longer sales cycles and slower spending by its customers.

As part of its plan to address changes in its marketplace and improve operational efficiencies, the Company made selected company-wide staff reductions in the fourth quarter of 2000 and in the first quarter of 2001. These reductions, coupled with normal attrition reduced the Company's headcount from 370 at September 30, 2000 to 274 at January 15, 2001. The Company will incur severance costs in the fourth quarter 2000 and the first quarter of 2001 associated with this action.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                 INTERWORLD CORPORATION

Date:  January 17, 2001            By: /s/ Michael Donahue
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                                      Name: Michael Donahue
                                      Title: Chairman, President and
                                             Chief Executive Officer